THE BEAR STEARNS COMPANIES INC.
                                            IncomeNotes(SM)
                       With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 40
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: September 20, 2004
Issue Date: September 23, 2004
The date of this Pricing Supplement is September 20, 2004

Fixed Rate Notes
-------------------------------------------------------------------------------------------------------------------------
                                                                                                              Interest
                                                  Maturity   Price to   Discounts &                            Payment
   CUSIP#               Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
-------------------------------------------------------------------------------------------------------------------------
  07387EGB7                 5.60%                9/15/2029    100.00%     2.50%        0.350%       98.00%      Semi
-------------------------------------------------------------------------------------------------------------------------

                                         Subject to Redemption
                                         ---------------------
--------------------------------------------------------------------------------------------------------------------------
                    First
                  Interest                                                                    Aggregate
First Interest     Payment   Survivor's                                                       Principal
 Payment Date      Amount      Option    Yes/No         Date and Terms of Redemption           Amount         Net Proceeds
--------------------------------------------------------------------------------------------------------------------------
   3/15/2005       $26.76        Yes       Yes   Commencing on 9/15/2009 and on the 15th      $4,255,000       $4,148,625
                                                 of each month thereafter until Maturity,
                                                 the Notes may be called in whole at par
                                                 at the option of the Company on ten
                                                 calendar days notice.

--------------------------------------------------------------------------------------------------------------------------

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.